December 2025
Pricing Supplement
Dated December 19, 2025
Registration Statement No. 333-283969
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 26, 2025,
Underlier Supplement dated February 26, 2025, and Product Supplement MLN-EI-1 dated February 26, 2025)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
Principal at Risk Securities
Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon on a contingent coupon payment date if the index closing value of each underlying index on each trading day during the applicable quarterly observation period is greater than or equal to 75.00% of its initial index value, which we refer to as its coupon threshold level. However, if the index closing value of any underlying index is less than its coupon threshold level on any trading day during the applicable quarterly observation period, you will not receive any contingent quarterly coupon with respect to the applicable quarterly observation period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, if the index closing values of all of the underlying indices on any observation period end-date other than the first observation period end-date and the final observation period end-date are greater than or equal to their respective call threshold levels, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period. No further payments will be made on the securities once they have been redeemed. However, if the index closing value of any underlying index on any observation period end-date is less than its call threshold level, the securities will not be automatically redeemed. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. Furthermore, if the final index value of any underlying index is less than 75.00% of its initial index value, which we refer to as its downside threshold level, The Toronto-Dominion Bank (“TD”) will pay you a cash payment per security that will be less than 75.00% of the stated principal amount of the securities and could be zero and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon threshold level of any underlying index on any trading day during the quarterly observation periods will result in few or no contingent quarterly coupons, and a decline beyond the respective downside threshold level of any underlying index on the final observation period end-date will result in a loss of a significant portion and up to your entire investment in the securities, even if the other underlying indices appreciate or have not declined as much. The securities are for investors who are willing to risk their entire investment based on the worst performing of each of the underlying indices and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by TD. The securities are notes issued as part of TD’s Senior Debt Securities, Series H. All payments on the securities are subject to the credit risk of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Toronto-Dominion Bank (“TD”)
Issue:	Senior Debt Securities, Series H
Underlying indices:	Nasdaq-100 Index® (Bloomberg Ticker: “NDX”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$4,720,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	December 19, 2025
Original issue date:
December 24, 2025 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:
December 23, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “—Payment Date(s); Maturity Date” in the accompanying product supplement

Early redemption:
If the index closing values of all of the underlying indices on any observation period end-date other than the first observation period end-date and the final observation period end-date are greater than or equal to their respective call threshold levels, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related observation period end-date. No further payments will be made on the securities once they have been redeemed. The securities will not be redeemed early on any contingent coupon payment date if the index closing value of any underlying index is below the respective initial index value for such underlying index on the related observation period end-date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon with respect to the applicable quarterly observation period.
Contingent quarterly coupon:
◾ If the index closing values of all of the underlying indices on each trading day during the applicable quarterly observation period are greater than or equal to their respective coupon threshold levels, we will pay a contingent quarterly coupon of $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security on the related contingent coupon payment date.

◾ If the index closing value of any underlying index on any trading day during the applicable quarterly observation period is less than its coupon threshold level, we will not pay a contingent quarterly coupon with respect to that quarterly observation period.
It is possible that any underlying index will remain below its coupon threshold level on at least one trading day during most or all of the quarterly observation periods so that you will receive few or no contingent quarterly coupons.

Observation period end-dates:
March 19, 2026, June 22, 2026, September 21, 2026, December 21, 2026, March 19, 2027, June 21, 2027, September 20, 2027, and December 20, 2027. We also refer to December 20, 2027 as the final observation period end-date, subject to postponement for non-trading days and certain market disruption events as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Date(s)” in the accompanying product supplement.

Quarterly observation period:
The first quarterly observation period will consist of each trading day from but excluding the pricing date to and including the first observation period end-date. Each subsequent quarterly observation period will consist of each trading day from but excluding an observation period end-date to and including the next following observation period end-date. If a market disruption event occurs with respect to an underlying index on a trading day during a quarterly observation period and such day is not an observation period end-date, such day will be disregarded for purposes of determining whether a contingent quarterly coupon is payable with respect to such observation period.

Contingent coupon payment dates:
March 24, 2026, June 25, 2026, September 24, 2026, December 24, 2026, March 24, 2027, June 24, 2027, September 23, 2027 and the maturity date, subject to postponement as described under “General Terms of the Notes“—Payment Date(s); Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to a “Payment Date” and the “Closing Level” shall also mean the contingent coupon payment dates and the closing value, respectively, for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	◾ If the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels:	(i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final quarterly observation period
	◾ If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
If the final index value of any underlying index is less than its downside threshold level, the payment at maturity will be less than 75.00% of the stated principal amount and could be as low as zero.
Underlying return:	(final index value – initial index value) / initial index value
Initial index value*:
25,346.18, which is the index closing value of the Nasdaq-100 Index® on the pricing date
2,529.425, which is the index closing value of the Russell 2000® Index on the pricing date
6,834.50, which is the index closing value of the S&P 500® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return
Call threshold level*:
25,346.18, which is equal to 100.00% of the initial index value of the Nasdaq-100 Index®
2,529.425, which is equal to 100.00% of the initial index value of the Russell 2000® Index
6,834.50, which is equal to 100.00% of the initial index value of the S&P 500® Index

Coupon threshold level*:
19,009.635, which is equal to 75.00% of the initial index value of the Nasdaq-100 Index®
1,897.0688, which is equal to 75.00% of the initial index value of the Russell 2000® Index
5,125.875, which is equal to 75.00% of the initial index value of the S&P 500® Index

Downside threshold level*:
19,009.635, which is equal to 75.00% of the initial index value of the Nasdaq-100 Index®
1,897.0688, which is equal to 75.00% of the initial index value of the Russell 2000® Index
5,125.875, which is equal to 75.00% of the initial index value of the S&P 500® Index

Final index value*:	With respect to each underlying index, the index closing value on the final observation period end-date
CUSIP / ISIN:	89115LCD8 / US89115LCD82
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	TD
Agent:
TD Securities (USA) LLC (“TDS”), an affiliate of TD. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

Estimated value on the pricing date:
The estimated value of your securities at the time the terms of your securities were set on the pricing date was $968.00 per security, as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 12 and “Additional Information About the Securities — Additional information regarding the estimated value of the securities” herein. The estimated value is less than the public offering price of the securities.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	$1,000.00	$17.50(a)	$977.50
		+ $5.00(b)
		$22.50
Total	$4,720,000.00	$106,200.00	$4,613,800.00
*
As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Level of, or Change in Law Event Affecting, the Reference Asset; Modification to Method of Calculation”, as described in the accompanying product supplement.

(1)
TDS has agreed to purchase the securities from TD at the price to public less a fee of $22.50 per security. TDS has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $17.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See  “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement, the underlier supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are unsecured and are not savings accounts or insured deposits of a bank. The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The securities will not be listed or displayed on any securities exchange or electronic communications network.
We will deliver the securities in book-entry only form through the facilities of The Depository Trust Company on the original issue date against payment in immediately available funds.
Product supplement dated February 26, 2025	Underlier supplement dated February 26, 2025	Prospectus dated February 26, 2025

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Additional Information About TD and the Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-EI-1 (the “product supplement”) and the underlier supplement, relating to our Senior Debt Securities, Series H, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
 You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement MLN-EI-1 dated February 26, 2025:
 http://www.sec.gov/Archives/edgar/data/947263/000114036125006123/ef20044459_424b3.htm
♦	Underlier Supplement dated February 26, 2025:
 http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
♦	Prospectus dated February 26, 2025:
 http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, “TD,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
TD reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, TD will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case TD may reject your offer to purchase.

December 2025	Page 2

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Investment Summary
Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period
Principal at Risk Securities
The Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027 Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security, on a contingent coupon payment date if the index closing value of each underlying index on each trading day during the applicable quarterly observation period is greater than or equal to 75.00% of its respective initial index value, which we refer to as its coupon threshold level. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related observation period end-date, except that the contingent coupon payment date for the final quarterly observation period will be the maturity date. If the index closing value of any underlying index is less than its coupon threshold level on any trading day during the applicable quarterly observation period, you will not receive any contingent quarterly coupon with respect to the applicable quarterly observation period. In other words, you will not receive a contingent quarterly coupon with respect to a quarterly observation period if the closing value of one underlying index falls below its coupon threshold level on one day during the quarterly observation period, regardless of the level of that underlying index or any other underlying index at any other time during the quarterly observation period. Accordingly, it is possible that you may receive few or no contingent quarterly coupons during the term of the securities.
If the index closing values of all of the underlying indices on any observation period end-date other than the first observation period end-date and the final observation period end-date are greater than or equal to their respective call threshold levels, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period. If the securities have not previously been redeemed and the final index values of all of the underlying indices are greater than or equal to their respective coupon threshold levels and 75.00% of their respective initial index values, which we refer to as the downside threshold levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final quarterly observation period. If, however, the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. The value of the payment received by investors at maturity will be less than 75.00% of the stated principal amount of the securities and could be as low as zero. Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any appreciation of the underlying indices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

December 2025	Page 3

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security, on a contingent coupon payment date if the index closing value of each underlying index on each trading day during the applicable quarterly observation period is greater than or equal to 75.00% of its respective initial index value, which we refer to as its coupon threshold level. If the index closing value of any underlying index is less than its coupon threshold level on any trading day during the applicable quarterly observation period, investors will not receive any contingent quarterly coupon with respect to the applicable quarterly observation period. The securities may be redeemed prior to maturity at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period. The payment at maturity will vary depending on the final index values, as follows:
Scenario 1
On any of the observation period end-dates other than the first observation period end-date and the final observation period end-date, the index closing values of all of the underlying indices are greater than or equal to their respective call threshold levels.

◾
The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period.

◾
Investors will not participate in any appreciation of the underlying indices from their respective initial index values and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels.
	◾	The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final quarterly observation period.
◾
Investors will not participate in any increase of the underlying indices from their respective initial index values and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level.
	◾	The payment due at maturity will be equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
	◾	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.
Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the index closing value of any underlying index on any trading day during the applicable quarterly observation period is less than its coupon threshold level.  The securities will not be automatically redeemed if the index closing value of any underlying index on an applicable observation period end-date other than the first observation period end-date and the final observation period end-date is less than its call threshold level. If the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will lose a significant portion, and may lose all, of your investment in the securities.

December 2025	Page 4

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Investor Suitability
The securities may be suitable for you if:
◾	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
◾
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index (the “index constituent stocks”)

◾
You understand and accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the relevant quarterly observation periods (including the final observation period end-date)

◾	You believe that the index closing value of each underlying index on each trading day during each quarterly observation period will be greater than or equal to its coupon threshold level
◾	You believe that the final index value of each underlying index will be greater than or equal to its downside threshold level
◾
You understand and accept that (i) you will not participate in any appreciation in the level of any underlying index and that any potential positive return is limited to the contingent quarterly coupons, if any, specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

◾	You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the levels of the underlying indices
◾	You are willing to forgo any dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment
◾
You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 2 years, and you accept that there may be little or no secondary market for the securities

◾	You understand and are willing to accept the risks associated with the underlying indices
◾
You are willing to assume the credit risk of TD for all payments under the securities, and you understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
◾	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
◾	You require an investment designed to provide a full or at least partial return of principal at maturity
◾
You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks

◾
You do not understand or cannot accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the relevant quarterly observation periods (including the final observation period end-date)

◾	You believe that the index closing value of any underlying index on at least one trading day during each quarterly observation period is likely to be less than its coupon threshold level
◾	You believe that the final index value of any underlying index is likely to be less than its downside threshold level
◾
You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index

December 2025	Page 5

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
◾	You seek an investment that participates in the full appreciation in the levels of the underlying indices or that has unlimited return potential
◾	You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the levels of the underlying indices
◾	You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment
◾
You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market

◾	You do not understand or are not willing to accept the risks associated with the underlying indices
◾	You are not willing to assume the credit risk of TD for all payments under the securities, including any repayment of principal

December 2025	Page 6

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values and (2) the final index values.
Diagram #1: Quarterly Observation Periods (other than the Final Quarterly Observation Period)

Call Threshold Level

Compare the index closing value of each underlying index against its call threshold level and its coupon threshold level until the final observation period end date or any earlier redemption.

Early Redemption

No Early Redemption

You will receive the contingent quarterly coupon. Proceed to the next Observation Period-End date.

No contingent quarterly coupon. Proceed to the next Observation Period-End date.

Diagram #2: Payment at Maturity if No Early Redemption Occurs
For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

December 2025	Page 7

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof). Any payments on the securities are subject to our credit risk.
Hypothetical Initial Index Value:
Underlying Index A:	100
Underlying Index B:	100
Underlying Index C:	100
Hypothetical Call Threshold Level:
Underlying Index A:	100, which is 100.00% of the hypothetical initial index value
Underlying Index B:	100, which is 100.00% of the hypothetical initial index value
Underlying Index C:	100, which is 100.00% of the hypothetical initial index value
Hypothetical Coupon Threshold Level:
Underlying Index A:	75, which is 75.00% of the hypothetical initial index value
Underlying Index B:	75, which is 75.00% of the hypothetical initial index value
Underlying Index C:	75, which is 75.00% of the hypothetical initial index value
Hypothetical Downside Threshold Level:
Underlying Index A:	75, which is 75.00% of the hypothetical initial index value
Underlying Index B:	75, which is 75.00% of the hypothetical initial index value
Underlying Index C:	75, which is 75.00% of the hypothetical initial index value
Hypothetical Contingent Quarterly Coupon:	$26.00 per security (equivalent to 10.40% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security
How to determine whether a contingent quarterly coupon is payable with respect to a quarterly observation period (if the securities have not been automatically redeemed):
	Lowest Index Closing Value During Quarterly Observation Period			Contingent Quarterly Coupon
	Underlying Index A	Underlying Index B	Underlying Index C
Example 1	110 (at or above coupon threshold level on each trading day during the observation period)	95 (at or above coupon threshold level on each trading day during the observation period)	75 (at or above coupon threshold level on each trading day during the observation period)	$26.00
Example 2	90 (at or above coupon threshold level on each trading day during the observation period)	85 (at or above coupon threshold level on each trading day during the observation period)	55 (below coupon threshold level on at least one trading day during the observation period)	$0.00
Example 3	45 (below coupon threshold level on at least one trading day during the observation period)	55 (below coupon threshold level on at least one trading day during the observation period)	90 (at or above coupon threshold level on each trading day during the observation period)	$0.00
Example 4	50 (below coupon threshold level on at least one trading day during the observation period)	45 (below coupon threshold level on at least one trading day during the observation period)	55 (below coupon threshold level on at least one trading day during the observation period)	$0.00
In example 1, each underlying index closes at or above its respective coupon threshold level on each trading day during the relevant quarterly observation period. Therefore, a contingent quarterly coupon of $26.00 is paid on the relevant contingent coupon payment date.

December 2025	Page 8

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
In each of examples 2 through 4, at least one underlying index closes below its respective coupon threshold level on at least one trading day during the relevant quarterly observation period. No contingent quarterly coupon, therefore, is paid on the relevant contingent coupon payment date.
If the index closing values of all of the underlying indices on any observation period end-date other than the first observation period end- date and the final observation period end-date are greater than or equal to their respective call threshold levels, the securities will be automatically redeemed on the first contingent coupon payment date immediately following the related observation period end-date, for an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon with respect to the applicable quarterly observation period. No further payments will be made on the securities once they have been redeemed.
How to calculate the payment at maturity (if the securities have not been previously redeemed):
	Final Index Value			Payment at Maturity
	Underlying Index A	Underlying Index B	Underlying Index C
Example 1	90 (at or above downside threshold level)	80 (at or above downside threshold level)	85 (at or above downside threshold level)	$1,000 (and, if payable, the contingent quarterly coupon with respect to the final observation period)
Example 2	150 (at or above downside threshold level)	50 (below downside threshold level)	80 (at or above downside threshold level)	$1,000 + [$1,000 × underlying return of worst performing underlying index] $1,000 + [$1,000 × -50.00%] = $500
Example 3	120 (at or above downside threshold level)	40 (below downside threshold level)	50 (below downside threshold level)	$1,000 + [$1,000 × underlying return of worst performing underlying index] $1,000 + [$1,000 × -60.00%] = $400
Example 4	30 (below downside threshold level)	50 (below downside threshold level)	40 (below downside threshold level)	$1,000 + [$1,000 × underlying return of worst performing underlying index] $1,000 + [$1,000 × -70.00%] = $300
In example 1, the final index value of each underlying index is at or above its respective downside threshold level. At maturity, you will therefore receive the stated principal amount of your securities plus the contingent quarterly coupon with respect to the final observation period, if one is payable. You will not participate in the appreciation of any underlying index.
In each of examples 2 through 4, the final index value of at least one underlying index is less than its respective downside threshold level. In each case, you will be fully exposed to the downside performance of the worst performing underlying index. In example 4, for example, the underlying returns for each of Underlying Index A, Underlying Index B and Underlying Index C are -70.00%, -50.00% and -60.00%, respectively. Accordingly, the worst performing underlying index is Underlying Index A and you will lose 70.00% of the stated principal amount of your securities.
We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity.
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that TD is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, TD will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss on your stated principal amount that is equal to the underlying return of the worst performing underlying index. In such circumstances, the amount you receive at maturity will be less than 75.00% of the stated principal amount and you may lose your entire investment in the securities.
You will be exposed to the market risk of each underlying index on each trading day during each quarterly observation period (including the final observation period end-date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index.
Any payment to be made on the securities, including any repayment of principal, is dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

December 2025	Page 9

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Risk Factors
The securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the securities. For additional information as to these and other risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus. Investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.
Risks Relating to Return Characteristics
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Risk of significant loss at maturity. The securities differ from ordinary debt securities in that TD will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, TD will repay you the stated principal amount of your securities in cash only if the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will receive a cash payment per security that will be less than 75.00% of the stated principal amount of the securities and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. You may lose your entire investment in the securities.

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Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current levels of all of the underlying indices are greater than or equal to their respective downside threshold levels.

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You may not receive any contingent quarterly coupons. TD will not necessarily make periodic payments on the securities. If the index closing value of any of the underlying indices on any trading day during a quarterly observation period is less than its coupon threshold level, TD will not pay you the contingent quarterly coupon applicable to such quarterly observation period. This will be the case even if the index closing value of each other underlying index is equal to or greater than its respective coupon threshold level on each trading day during that quarterly observation period, and even if the index closing value of that underlying index was higher than its coupon threshold level on every other trading day during the quarterly observation period. If the index closing value of any underlying index on at least one trading day during each quarterly observation period is less than its coupon threshold level, TD will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities. Because there is more than one underlying index, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying index.

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Greater expected volatility with respect to, and lower expected correlation of, the underlying indices generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the index closing value of any of the underlying indices could be less than its downside threshold level. Greater expected volatility with respect to, and lower expected correlation of, the underlying indices reflects a higher expectation as of the pricing date that the final index value of any of the underlying indices could be less than its downside threshold level and/or that the index closing value of any underlying index on any trading day during a quarterly observation period will be less than its coupon threshold level. “Volatility” refers to the frequency and magnitude of changes in the level of an asset or group of assets. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for that security than would have been the case if expected volatility of the underlying indices been lower. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation of the underlying indices, can change significantly over the term of the securities. The level of any underlying index could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

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The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the index closing values of all of the underlying indices on any observation period end-date other than the first observation period end-date and the final observation period end-date are greater than or equal to their call threshold levels and you will not receive any more contingent quarterly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the index closing value of any one of the underlying indices on any applicable observation period end-date is less than its call threshold level, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the second contingent coupon payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs  such as dealer discounts and hedging costs built into the price of the new securities.

December 2025	Page 10

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
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The contingent quarterly coupon, if any, is based solely on the index closing value of each underlying index on each trading day during the related quarterly observation period. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be determined at the end of the relevant quarterly observation period, based on the index closing value of each underlying index on each trading day during the relevant quarterly observation period. If the index closing value of any underlying index on any trading day during a quarterly observation period is below its coupon threshold level, you will not receive a contingent quarterly coupon for the related quarterly observation period, even if the index closing value of the other underlying indices were at or above their coupon threshold levels on most or all of the other trading days during that quarterly observation period and even if the index closing values of the other underlying indices were at or above the coupon threshold levels for such indices on each trading day during that quarterly observation period.

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Your potential return on the securities is limited, you will not participate in any appreciation of the underlying indices and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of the appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of quarterly observation periods on which the requirements of the contingent quarterly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any quarterly observation periods after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

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You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

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Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive a contingent quarterly coupon with respect to a quarterly observation period and that you will lose a significant portion or all of your investment in the securities. The risk that you will not receive a contingent quarterly coupon with respect to a quarterly observation period and that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the index closing value or the final index value, as applicable, of any underlying index will be less than its coupon threshold level and/or downside threshold level. Therefore, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying index. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the index closing value (on any trading day during a quarterly observation period) or the final index value, as applicable, of any underlying index is less than its coupon threshold level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Indices
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The level of each underlying index will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks and their issuers (the “index constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying indices and the index constituent stocks.

December 2025	Page 11

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
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There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the index closing values of all of the underlying indices on each trading day during any quarterly observation period will be greater than or equal to their coupon threshold levels, or, if the securities are not redeemed prior to maturity, that the final index value of all of the underlying indices on the final valuation date will be greater than or equal to their downside threshold levels. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

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The securities are subject to small-capitalization stock risks. The securities are linked to the Russell 2000® Index, which is comprised of index constituent stocks issued by small-capitalization companies and, therefore, are subject to risks associated with small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index of which a greater percentage of its index constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

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The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

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Changes affecting the underlying indices could have an adverse effect on the market value of, and any amount payable on, the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the market value of, and any amount payable on, the securities.

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There is no affiliation between the respective index sponsors and TD, and TD is not responsible for any disclosure by such. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

Risks Relating to Estimated Value and Liquidity
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The estimated value of your securities is less than the public offering price of your securities. The estimated value of your securities is less than the public offering price of your securities. The difference between the public offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

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The estimated value of your securities is based on our internal funding rate. The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

December 2025	Page 12

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
◾
The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities is based on our internal pricing models when the terms of the securities are set, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

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The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the public offering price of your securities and may be less than the estimated value of your securities. The estimated value of the securities is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the public offering price of your securities. As a result, the price at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which the agent may initially buy the securities in the secondary market may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market (if the agent makes a market in the securities, which it is not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the original issue date of the securities, as discussed further under “Additional Information About the Securities — Additional information regarding the estimated value of the securities”. The price at which the agent may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.

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The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

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There may not be an active trading market for the securities — sales in the secondary market may result in significant losses. There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The agent or another one of our affiliates may make a market for the securities; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before the maturity date, you may have to do so at a substantial discount from the public offering price irrespective of the value of the underlying indices, and as a result, you may suffer substantial losses.

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If the value of an underlying index changes, the market value of your securities may not change in the same manner. Your securities may trade quite differently from the performance of each underlying index. Changes in the value of an underlying index may not result in a comparable change in the market value of your securities. Even if the closing value of an underlying index remains greater than or equal to the downside threshold level or increases to greater than the call threshold level during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

December 2025	Page 13

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Risks Relating to General Credit Characteristics
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Investors are subject to TD’s credit risk, and TD’s credit ratings and credit spreads may adversely affect the market value of the securities. Although the return on the securities will be based on the performance of the underlying indices, the payment of any amount due on the securities is subject to TD’s credit risk. The securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

Risks Relating to Hedging Activities and Conflicts of Interest
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There are potential conflicts of interest between you and the calculation agent. The calculation agent will, among other things, determine the amounts payable on the securities. We will serve as the calculation agent and may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying index has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect the amounts payable on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

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The observation period end-dates and related payment dates are subject to market disruption events and postponements. Each observation period end-date (including the final observation period end-date) and related payment date (including the maturity date) is subject to postponement due to the occurrence of one of more market disruption events. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes — Market Disruption Events” in the product supplement. A market disruption event for a particular underlying index will not constitute a market disruption event for any other underlying index.

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Trading and business activities by TD or its affiliates may adversely affect the market value of, and any amounts payable on, the securities. We, the agent and/or our other affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of an underlying index or one or more index constituent stocks, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in an underlying index or one or more index constituent stocks.

These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the securities.
We, the agent and/or our other affiliates may, at present or in the future, engage in business with one or more index constituent stock issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agent’s and/or our other affiliates’ obligations, and your interests as a holder of the securities. Moreover, we, the agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to an underlying index or one or more index constituent stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities by us and/or our other affiliates may affect the value of an underlying index and, therefore, the market value of, and any amounts payable on, the securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
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Significant aspects of the tax treatment of the securities are uncertain. Significant aspects of the U.S. tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. federal income tax consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the securities.

December 2025	Page 14

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion herein under “Additional Information About the Securities”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

December 2025	Page 15

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Information About the Underlying Indices
All disclosures contained in this document regarding each underlying index are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying indices. You should make your own investigation into each underlying index.
Nasdaq-100 Index®
We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nasdaq, Inc. and its affiliates (collectively, “Nasdaq”) (its “Index Sponsor” or “Nasdaq”).
NDX is published by Nasdaq, but Nasdaq has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by Nasdaq without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – Nasdaq-100 Index®”, NDX includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.
NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq will review the composition of NDX on a quarterly basis and adjust the weightings of components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.
Information as of market close on December 19, 2025:
Bloomberg Ticker Symbol:	NDX <Index>	52 Week High (on October 29, 2025):	26,119.85
Current Index Value:	25,346.18	52 Week Low (on April 8, 2025):	17,090.40
52 Weeks Ago (on December 19, 2024):	21,110.51

December 2025	Page 16

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Historical Information
The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the NDX for the specified period. The index closing value of the NDX on December 19, 2025 was 25,346.18. The associated graph shows the index closing values of the NDX for each day from January 1, 2020 to December 19, 2025. The dotted lines represent its downside threshold level and its coupon threshold level of 19,009.635 and its call threshold level of 25,346.18, which are equal to 75.00% and 100.00%, respectively, of its initial index value. We obtained the information in the table below from Bloomberg without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the NDX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the NDX at any time, including on any trading day during the term of the securities.
Nasdaq-100 Index®	High	Low	Period End
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter	20,675.38	17,867.37	20,060.69
Fourth Quarter	22,096.66	19,773.30	21,012.17
2025
First Quarter	22,175.60	19,225.48	19,278.45
Second Quarter	22,679.01	17,090.40	22,679.01
Third Quarter	24,761.07	22,478.14	24,679.99
Fourth Quarter (through December 19, 2025)	26,119.85	24,054.38	25,346.18

December 2025	Page 17

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Nasdaq-100 Index®– Daily Index Closing Values January 1, 2020 to December 19, 2025

30,000
25,000
20,000
15,000
10,000
5,000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

December 2025	Page 18

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Russell 2000® Index
We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “Index Sponsor” or “FTSE Russell”).
RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – The Russell 2000® Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.
Information as of market close on December 19, 2025:
Bloomberg Ticker Symbol:	RTY	52 Week High (on December 11, 2025):	2,590.605
Current Index Value:	2,529.425	52 Week Low (on April 8, 2025):	1,760.710
52 Weeks Ago (on December 19, 2024):	2,221.498

December 2025	Page 19

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Historical Information
The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the RTY for the specified period. The index closing value of the RTY on December 19, 2025 was 2,529.425. The associated graph shows the index closing values of the RTY for each day from January 1, 2020 to December 19, 2025. The dotted lines represent its downside threshold level and its coupon threshold level of 1,897.0688 and its call threshold level of 2,529.425, which are equal to 75.00% and 100.00%, respectively, of its initial index value. We obtained the information in the table below from Bloomberg without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the RTY should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the RTY at any time, including on any trading day during the term of the securities.
Russell 2000® Index	High	Low	Period End
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter	2,442.031	2,180.146	2,230.158
2025
First Quarter	2,317.968	1,993.690	2,011.913
Second Quarter	2,175.035	1,760.710	2,175.035
Third Quarter	2,467.697	2,166.780	2,436.484
Fourth Quarter (through December 19, 2025)	2,590.605	2,305.112	2,529.425

December 2025	Page 20

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Russell 2000® Index – Daily Index Closing Values January 1, 2020 to December 19, 2025

3,000
2,500
2,000
1,500
1,000
500
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

December 2025	Page 21

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
S&P 500® Index
We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “Index Sponsor” or “S&P Dow Jones”).
SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Information as of market close on December 19, 2025:
Bloomberg Ticker Symbol:	SPX	52 Week High (on December 11, 2025):	6,901.00
Current Index Value:	6,834.50	52 Week Low (on April 8, 2025):	4,982.77
52 Weeks Ago (on December 19, 2024):	5,867.08

December 2025	Page 22

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Historical Information
The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the SPX for the specified period. The index closing value of the SPX on December 19, 2025 was 6,834.50. The associated graph shows the index closing values of the SPX for each day from January 1, 2020 to December 19, 2025. The dotted lines represent its downside threshold level and its coupon threshold level of 5,125.875 and its call threshold level of 6,834.50, which are equal to 75.00% and 100.00%, respectively, of its initial index value. We obtained the information in the table below from Bloomberg, without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SPX at any time, including on any trading day during the term of the securities.
S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter	6,144.15	5,521.52	5,611.85
Second Quarter	6,204.95	4,982.77	6,204.95
Third Quarter	6,693.75	6,198.01	6,688.46
Fourth Quarter (through December 19, 2025)	6,901.00	6,538.76	6,834.50

December 2025	Page 23

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
S&P 500® Index – Daily Index Closing Values January 1, 2020 to December 19, 2025

8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.
Neither TD nor any of its affiliates makes any representation to you as to the performance of any of the underlying indices.

December 2025	Page 24

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The business day preceding the relevant contingent coupon payment date.
Trustee:	The Bank of New York
Calculation agent:	TD
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Canadian bail-in:	The securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in law event:	Not applicable, notwithstanding anything to the contrary in the product supplement
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying index	reference asset
	index constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	quarterly observation period	monitoring period
	observation period end-date	valuation date
	final observation period end-date	final valuation date
	index closing value	closing level
	initial index value	initial level
	final index value	final level
	downside threshold level	barrier level
	underlying return	percentage change

Additional information regarding the estimated value of the securities:
The final terms for the securities were determined on the pricing date, based on prevailing market conditions, and are specified elsewhere in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and the estimated cost which we may incur in hedging our obligations under the securities. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which

December 2025	Page 25

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Risk Factors — Risks Relating to Estimated Value and Liquidity — The estimated value of your securities is based on our internal funding rate”.
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the agent may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 6 weeks after the original issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:
Please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Material U.S. federal income tax consequences:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent quarterly coupon that is paid by TD (including on the maturity date or upon early redemption) should be included in your income as ordinary income

December 2025	Page 26

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

in accordance with your regular method of accounting for U.S. federal income tax purposes.
In addition, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Except to the extent otherwise required by law, TD intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect

December 2025	Page 27

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, if the securities are offered to non-U.S. holders, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the underlying indices and our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into

December 2025	Page 28

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD and those of the index constituent stock issuers).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
We have appointed TDS, an affiliate of TD, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, TDS has agreed to purchase the securities from TD at the price to public less a fee of $22.50 per security. TDS has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $22.50 reflecting a fixed sales commission of $17.50 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. TD or an affiliate will also

December 2025	Page 29

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

pay a fee to LFT Securities, LLC, an entity in which TD and an affiliate of Morgan Stanley Wealth Management have an ownership interest, for providing certain electronic platform services with respect to this offering.
Conflicts of Interest — TDS is an affiliate of TD and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the securities after their initial sale. If a purchaser buys the securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.

Prohibition of sales in Canada and to Canadian residents:	The securities may not be offered, sold or otherwise made available directly or indirectly in Canada or to any resident of Canada.
Prohibition on sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on sales to United Kingdom retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the securities:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian

December 2025	Page 30

$4,720,000 Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due December 23, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20,2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.

December 2025	Page 31